Exhibit 99.1

For Immediate Release
May 30, 2006
Contacts:
Investor Relations	Media
Richard F. Bonini (212) 329-3733	Lucienne Gigante (212) 329-3733
Doral Financial Corporation Names Glen Wakeman President And Chief Operating Officer
Veteran Financial Services Executive At General Electric To Lead Doral
Will Become Doral’s Chief Executive Officer And Member Of The Board
Following Company’s Filing Of 2005 Form 10-K
San Juan, Puerto Rico, May 30, 2006 — Doral Financial Corporation (NYSE:DRL) today announced that its Board of Directors has appointed Glen Wakeman as President and Chief Operating Officer. Following the filing of Doral’s Annual Report for the year ended December 31, 2005, which is expected as soon as practicable, Mr. Wakeman will become Doral Financial Corporation’s Chief Executive Officer and a member of the Board of Directors.
Mr. Wakeman is a 20-year veteran of General Electric Company with a strong background in global consumer finance. Most recently, he was Chief Executive Officer of GE’s Consumer Finance Latin America business. This business, which he started in 1998 for GE, now operates in nine countries and has over 15,000 employees. At GE, Mr. Wakeman was the recipient of GE’s “Heroes of Growth” award for exhibiting excellence in growth leadership.
With Mr. Wakeman heading up Doral’s management, John A. Ward III will relinquish his management duties and resume his role as Non-Executive Chairman of the Board, the position to which he was originally elected in July 2005. Mr. Ward assumed the role of Doral’s interim Chief Executive Officer in August 2005.
Mr. Ward said, “We have been very thorough in our effort to identify the right individual who can assume the management leadership at Doral and has the expertise to maximize the strengths of the Doral franchise for the benefit of customers, employees and stockholders. We are delighted to have attracted a GE veteran and executive of the caliber of Glen Wakeman. His acceptance is a very positive validation of Doral’s exceptional franchise and potential. It marks another important step for Doral. The financial restatement process is behind us. Our financial reporting is becoming current. We now have in place exceptional leadership in financial services and management expertise with Glen Wakeman.”
“John Ward and the entire Doral team have done outstanding work during a difficult period. I am extremely excited to have the opportunity to head this organization as we usher in a new era for Doral,” said Mr. Wakeman. “Doral is a leader in financial services in Puerto Rico and, given its strong brand, products and market share, is in a position to have attractive long-term business potential. I look forward to moving my family to Puerto Rico and immersing myself in the Puerto Rico market. In the days and weeks ahead, I will make it a point to introduce myself to Doral’s many constituents.”
In August 2005, the Doral Board announced plans to undertake a thorough search for a permanent Chief Executive Officer and a Chief Financial Officer. In February 2006, Doral completed its previously announced restatement for the years 2000 through 2004 and in March 2006 appointed Lidio Soriano as Chief Financial Officer. Earlier this month, Doral reported its results through the first nine months of 2005 and stated its expectation to file its Form 10-K for 2005 as soon as practicable.
Mr. Wakeman has lived and worked in the US, UK, Brazil, Argentina and Mexico. He has served in roles of increasing responsibility in technology, operations, business development, general management and regional management. Mr. Wakeman holds a BS in Economics and Finance from the University of Scranton, Scranton, PA and an MBA from the University of Chicago.
Doral Financial Corporation, a financial holding company, is the largest residential mortgage lender in Puerto Rico, and the parent company of Doral Bank, a Puerto Rico commercial bank; Doral Securities, a Puerto Rico based investment banking and institutional brokerage firm; Doral Insurance Agency, Inc.; and Doral Bank, FSB, a federal savings bank based in New York City.
FORWARD LOOKING STATEMENTS
This press release contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” estimate,” “intend,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	the Company’s ability to attract new clients and retain existing clients;

•	the Company’s ability to retain and attract key employees;

•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates;

•	risks arising from material weaknesses in the Company’s internal control over financial reporting;

•	potential adverse effects to the Company’s financial condition, results of operations or prospects as a result of any required adjustments to prior period financial statements;

•	risks associated with the Company’s inability to prepare and timely file financial statements;

•	the Company’s ability to satisfy certain reporting covenants under its indentures;

•	potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting-related developments;

•	potential adverse developments in connection with the ongoing in SEC investigation or the request for information from the U.S. Attorney’s Office for the Southern District of New York;

•	potential adverse developments from ongoing enforcement actions by bank regulatory agencies;

•	potential downgrades in the credit ratings of our securities; and

•	developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States.
The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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